Q3’26 EARNINGS JANUARY 28, 2026

Financial Presentation Disclosure All per share amounts are presented on a diluted basis. This presentation refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as “reported” unless otherwise specified. This presentation also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This presentation also refers to results “excluding Dickies®” and “Adjusted excluding Dickies”, which are described under the heading “Dickies Divestiture”. This presentation also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charge and Non-cash Impairment Charge”. Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This presentation refers to VF's third quarter of Fiscal 2026 as Q3'26, and similarly Q3'25 denotes VF's third quarter of Fiscal 2025, etc. VF defines “free cash flow” as cash flow from continuing operations less capital expenditures and software purchases and defines “net debt” as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet. Change in Reportable Segments VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an “All Other” category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results in this presentation reflect the new segments for all periods presented. Dickies Divestiture On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business (“Dickies”) and on November 12, 2025, VF completed the sale of Dickies. “Reported” amounts present VF's third quarter Fiscal 2026 results in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and include Dickies results in continuing operations through the date of sale, as the Dickies sale did not qualify for discontinued operations presentation under GAAP. References to results “excluding Dickies®” and “Adjusted excluding Dickies” exclude the results of Dickies for all periods presented. VF believes this non-GAAP presentation provides investors with useful information regarding VF’s current business trends and performance of VF’s operations, post the closing of the sale of Dickies. Discontinued Operations - Supreme On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale. Constant Currency - Excluding the Impact of Foreign Currency This presentation refers to “reported” amounts in accordance with GAAP, which include translation and transactional impacts from foreign currency exchange rates. This presentation also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. Q3’26 EARNINGS 2

Financial Presentation Disclosure - Continued Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charge and Non-cash Impairment Charge The adjusted amounts in this presentation exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $5 million in the third quarter of Fiscal 2026 and $51 million in the first nine months of Fiscal 2026. The adjusted amounts in this presentation exclude transaction and deal related activities associated with the divestiture of Dickies, including expenses and an estimated pre-tax gain on sale. Total transaction and deal related activities, included expenses of approximately $8 million in the third quarter and $10 million in the first nine months of Fiscal 2026 and an estimated pre-tax gain on sale of approximately $139 million in the third quarter and first nine months of Fiscal 2026. The adjusted amounts in this presentation exclude a non-cash pension settlement charge of approximately $34 million in the third quarter and first nine months of Fiscal 2026. The pension settlement charge resulted from lump-sum payments of retirement benefits related to the termination of the U.S. qualified plan, which is expected to be completed by the end of Fiscal 2026. The adjusted amounts in this presentation exclude a non-cash impairment charge related to the Napapijri reporting unit goodwill of approximately $31 million in the third quarter and first nine months of Fiscal 2026. Combined, the above items positively impacted earnings per share by $0.20 during the third quarter of Fiscal 2026 and $0.10 during the first nine months of Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Q3’26 EARNINGS 3

Executive Summary 5 Financial Summary 10 Brand Highlights 14 Outlook 19 Appendix 21 Table of Contents Q3’26 EARNINGS 4

EXECUTIVE SUMMARY Q3’26 EARNINGS 5

President and CEO "In Q3, we delivered growth during our peak holiday quarter and beat revenue and operating income guidance. The North Face® and Timberland® each grew 8% and 5% on a constant dollar basis, while Vans® results were as we expected. The Americas region had its strongest performance in over three years, while global DTC inflected to growth. We remain on track to deliver our medium-term financial targets and are excited about the future of the business." Q3’26 EARNINGS 6 Bracken Darrell

Q3’26 EXECUTIVE SUMMARY

VF delivered revenue growth, margin expansion and debt reduction in Q3’26

- Completed sale of *Dickies®* during the quarter; disclosed Q3’26 figures are shown on both reported and adjusted excluding *Dickies® ("ex Dickies®")* bases
- Revenue +1% vs. LY
  - **Revenue ex *Dickies®* +4% vs. LY or +2% C$, ahead of guidance of (3%) to (1%) C$ vs. LY**
- Operating income (OI) of $289M
  - **Adjusted OI ex *Dickies®* of $341M, ahead of guidance of $275M to $305M**
- Further balance sheet deleveraging with net debt down $0.5B or (11%) vs. LY

Strong execution during holidays, led by the Americas region and DTC channel

- *The North Face®*, +8% vs. LY or +5% C$, delivered growth during the brand's peak season
- Product newness and digital performance drove holiday period at *Vans®*, (8%) vs. LY or (10%) C$
- *Timberland®*, +8% vs. LY or +5% C$, delivered fifth consecutive quarter of growth
- Americas region, +2% vs. LY; ex *Dickies®* +6% C$ with DTC and Wholesale channels up vs. LY
- Global DTC performance inflected to positive, +4% vs. LY or +3% C$ ex *Dickies®*, driven by Digital

Establishing Q4'26 guidance and reiterating targets for FY'26

- Q4'26: Revenue flat to +2% C$ vs. LY; adjusted OI of $10M to $30M
- FY'26: Free cash flow up vs. LY, with adjusted OI and operating cash flow up vs. LY
- FYE'26: Leverage at or below 3.5x, progressing towards medium-term target


GATE
BERLIN
LONDON
TOKYO
HONG KONG
MADRID
SYDNEY
TORONTO

Note: Q4'26 and FY'26 P&L guidance exclude *Dickies®* in current and prior years; FY'26 free and operating cash flow guidance on a reported basis, including *Dickies®* through the date of sale in Q3'26

VF | Q3’26 EARNINGS
7

Q3’26 revenue, operating income and operating margin up vs. LY Q3’26 EARNINGS 8 Reported Adjusted ex Dickies® Revenue % vs. LY +1% +4% Revenue % vs. LY (C$) (1%) +2% Gross margin 56.6% 57.0% +30bps vs. LY +10bps vs. LY SG&A % of revenue 45.5% 44.9% -100bps vs. LY -20bps vs. LY Operating income $289M $341M vs. LY of $226M vs. LY of $318M Operating margin 10.1% 12.1% +210bps vs. LY +30bps vs. LY Earnings per share $0.76 $0.58 vs. LY of $0.43 vs. LY of $0.61

GUIDANCE ACTUAL ACTUAL VS. GUIDANCE COMMENTARY Revenue % vs. LY (C$) (3%) to (1%) +2% + • Stronger-than-expected holiday season, driven by The North Face®, Timberland®, the Americas region and DTC channel Operating income (adjusted) $275M to $305M $341M + • Profit outperformance on higher-than-expected revenue and adjusted gross margin vs. LY, supported by mix benefits and sourcing savings resulting in lower product costs offsetting tariffs impact 9 Q3’26 revenue and adjusted operating income above guidance Q3’26 EARNINGS Note: Q3'26 guidance and actual performance exclude Dickies® in current and prior years

FINANCIAL SUMMARY Q3’26 EARNINGS 10

Q3’26 revenue +1% vs. LY; ex *Dickies*® +4% vs. LY or +2% C$



Revenue Growth vs. LY*



(17%)
(14%)
(10%)
(6%)
+2%
(5%)
flat
+2%
+4%
+1%
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Revenue Growth ex Dickies vs. LY* (C$)



(19%)
(14%)
(9%)
(6%)
+3%
(2%)
(2%)
flat
+2%
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

■ Revenue performance ex *Dickies*®

*All revenue and growth figures exclude *Supreme*®

VF | Q3’26 EARNINGS 11

DTC inflected to positive in Q3’26, supported by The North Face® and Timberland® REGIONS vs. LY vs. LY1 (C$) ex Dickies® AMERICAS +2% +6% EMEA +4% (3%) APAC (6%) (4%) BRANDS vs. LY vs. LY1 (C$) ex Dickies® +8% +5% (8%) (10%) +8% +5% OTHER BRANDS (12%) +4% CHANNELS vs. LY vs. LY1 (C$) ex Dickies® DTC +4% +3% WHOLESALE (1%) (1%) Q3’26 REVENUE TRENDS Q3’26 EARNINGS 121 Revenue performance excludes Dickies® in current and prior years

• Net debt down $0.5B or (11%) vs. LY ◦ Net debt excluding lease liabilities of $2.7B, down $0.6B or (18%) vs. LY • Net inventories (8%) vs. LY ◦ Net inventories, ex Dickies®, (4%) C$ vs. LY • Cash dividends of $35M paid during the quarter NET DEBT ($B) $4.7 $4.2 Q3'25 Q3'26 Q3’26 EARNINGS 13 ($0.5) Further balance sheet deleveraging with net debt down $0.5B or (11%) vs. LY

BRAND HIGHLIGHTS Q3’26 EARNINGS 14

• DTC and Wholesale grew on a global basis • Americas +15% vs. LY, with double-digit growth across both channels • All product categories up vs. LY with strength in performance apparel and footwear • Product elevation resonating with consumer base through expanded Summit Series™, recently launched Advanced Mountain Kit™ 2.0 and Leather Pack • Second installment of SKIMS collaboration driving brand heat and broadening reach, amplified by social-first marketing • Largest global flagship store opened in New York on 5th Avenue +8% vs. LY, +5% C$ vs. LY Q3’26 EARNINGS 15 The North Face® delivered growth during the brand's peak season

• Positive global performance in Digital channel, led by the Americas • Continued momentum in product newness, with: ◦ Non-icons up, led by Super Lowpro, Crosspath and Loafers ◦ Improving trends of the Authentic, Slip-On and Old Skool™ driven by new offerings • KPop Demon Hunters collaboration illustrated brand's ability to quickly respond to cultural moments • Meet The Vans campaign featured lifestyle product and drove energy during key gift-giving holiday period Product newness and digital performance drove holiday period at Vans® Q3’26 EARNINGS 16 (8%) vs. LY, (10%) C$ vs. LY

• Global growth across both DTC and Wholesale for fifth consecutive quarter • Americas +9% vs. LY, driven by ongoing brand heat and a successful holiday season • Continued strong momentum in the 6" Premium boot and in the boat shoe • Search interest for the brand continues to grow across US and key EMEA markets • Executing on expanded distribution strategy, with four full price stores opened in the US +8% vs. LY, +5% C$ vs. LY Q3’26 EARNINGS 17 Timberland® delivered fifth consecutive quarter of growth

Continued momentum at *Altra*® drove growth in Other Brands



- **Altra**® fourth consecutive quarter of double-digit growth, driven by Digital and key franchises in trail and road running
- **icebreaker**® up vs. LY driven by DTC performance
- **Napapijri**® brand undergoing repositioning efforts across key markets under new brand leadership
- **Packs**[1] driven by continued strength at *Eastpak*® while other brands were down vs. LY
- **Smartwool**® up double-digits across channels

ALTRA NAPAPIJRI EASTPAK JANSPORT kipling icebreaker Move to natural Smartwool

OTHER BRANDS

(12%) vs. LY, +4% C$ vs. LY[2]

[1] Includes Kipling, Eastpak and JanSport brands
[2] Revenue performance excludes *Dickies*® in current and prior years

VF | Q3'26 EARNINGS 18

OUTLOOK Q3’26 EARNINGS 19

GUIDANCE COMMENTARY Q4’26 Revenue % vs. LY (C$) Flat to +2% • Implies full year revenue growth, excluding Dickies® and Supreme®, for the first time since FY'23 Operating income (adjusted) $10M to $30M • Adjusted gross margin flat to slightly up vs. LY • Adjusted SG&A rate flat to slightly down vs. LY FY’26 Free cash flow Up vs. LY (FY'25: $313M) • Adjusted operating income up vs. LY • Operating cash flow up vs. LY • Year-end leverage at or below 3.5x Q4’26 and FY’26 guidance Q3’26 EARNINGS 20 Note: Q4'26 and FY'26 P&L guidance excludes Dickies® in current and prior years; FY'26 free and operating cash flow guidance on a reported basis, including Dickies® through the date of sale in Q3'26

APPENDIX Q3’26 EARNINGS 21

Safe Harbor Statement Certain statements included in this release are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to- consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF’s ability to execute its Reinvent transformation program, "The VF Way" and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors' manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio, including the recently completed sale of the Dickies® brand business; VF’s ability to execute, and realize benefits, successfully, or at all, from the completed sale of the Dickies® brand business; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, and the U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC. Q3’26 EARNINGS 22

Summary Revenue Information

(Unaudited)
(In millions)

	Three Months Ended December						Nine Months Ended December					
	2025	2024	% Change	% Change Constant Currency*	% Change Excluding Dickies [(a)]	% Change Constant Currency and Excluding Dickies*[(a)]	2025	2024	% Change	% Change Constant Currency*	% Change Excluding Dickies [(a)]	% Change Constant Currency and Excluding Dickies*[(a)]
Brand:												
The North Face®	$ 1,356.3	$ 1,253.3	8%	5%			$ 3,070.8	$ 2,868.9	7%	5%		
Vans®	557.6	607.6	(8%)	(10%)			1,662.5	1,856.8	(10%)	(12%)		
Timberland®	569.7	527.0	8%	5%			1,331.1	1,231.7	8%	5%		
Other Brands	392.2	446.1	(12%)	(15%)	8%	4%	1,374.7	1,403.5	(2%)	(4%)	6%	4%
VF Revenue	**$ 2,875.8**	**$ 2,833.9**	**1%**	**(1%)**	**4%**	**2%**	**$ 7,439.2**	**$ 7,360.9**	**1%**	**(1%)**	**2%**	**0%**
Region:												
Americas	$ 1,538.7	$ 1,506.7	2%	2%	6%	6%	$ 3,819.7	$ 3,838.3	0%	0%	1%	1%
EMEA	928.7	894.2	4%	(4%)	5%	(3%)	2,552.7	2,436.1	5%	(2%)	6%	(1%)
APAC	408.4	432.9	(6%)	(7%)	(4%)	(4%)	1,066.8	1,086.5	(2%)	(2%)	(1%)	(1%)
VF Revenue	**$ 2,875.8**	**$ 2,833.9**	**1%**	**(1%)**	**4%**	**2%**	**$ 7,439.2**	**$ 7,360.9**	**1%**	**(1%)**	**2%**	**0%**
International	$ 1,509.5	$ 1,486.7	2%	(4%)	3%	(2%)	$ 4,076.0	$ 3,969.0	3%	(1%)	4%	(1%)
Channel:												
DTC	$ 1,626.0	$ 1,565.6	4%	1%	6%	3%	$ 3,256.5	$ 3,221.5	1%	(1%)	2%	0%
Wholesale [(b)]	1,249.8	1,268.3	(1%)	(5%)	3%	(1%)	4,182.6	4,139.5	1%	(1%)	3%	0%
VF Revenue	**$ 2,875.8**	**$ 2,833.9**	**1%**	**(1%)**	**4%**	**2%**	**$ 7,439.2**	**$ 7,360.9**	**1%**	**(1%)**	**2%**	**0%**

All references to the periods ended December 2025 relate to the 13-week and 39-week fiscal periods ended December 27, 2025 and all references to the periods ended December 2024 relate to the 13-week and 39-week fiscal periods ended December 28, 2024.

Note: Amounts may not sum due to rounding

* Refer to constant currency definition on the following slides.

[(a)] Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" slides.

[(b)] Royalty revenues are included in the wholesale channel for all periods.

Q3'26 EARNINGS | 23

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December		Nine Months Ended December	
	2025	2024	2025	2024
Revenues	$ **2,875,801**	$ **2,833,912**	$ **7,439,173**	$ **7,360,920**
Costs and operating expenses				
Cost of goods sold	1,247,460	1,238,738	3,399,386	3,419,511
Selling, general and administrative expenses	1,308,571	1,318,397	3,494,006	3,513,749
Impairment of goodwill and intangible assets	30,716	51,000	30,716	51,000
Total costs and operating expenses	**2,586,747**	**2,608,135**	**6,924,108**	**6,984,260**
Operating income	**289,054**	**225,777**	**515,065**	**376,660**
Interest expense, net	(34,611)	(36,516)	(121,940)	(120,151)
Other income (expense), net	108,416	7,408	111,422	5,262
Income from continuing operations before income taxes	**362,859**	**196,669**	**504,547**	**261,771**
Income tax expense	62,014	27,560	130,345	42,180
Income from continuing operations	**300,845**	**169,109**	**374,202**	**219,591**
Loss from discontinued operations, net of tax	—	(1,329)	—	(258,519)
Net income (loss)	$ **300,845**	$ **167,780**	$ **374,202**	$ **(38,928)**
Earnings (loss) per common share - basic [(a)]				
Continuing operations	$ 0.77	$ 0.43	$ 0.96	$ 0.56
Discontinued operations	—	—	—	(0.66)
Total earnings (loss) per common share - basic	$ **0.77**	$ **0.43**	$ **0.96**	$ **(0.10)**
Earnings (loss) per common share - diluted [(a)]				
Continuing operations	$ 0.76	$ 0.43	$ 0.95	$ 0.56
Discontinued operations	—	—	—	(0.66)
Total earnings (loss) per common share - diluted	$ **0.76**	$ **0.43**	$ **0.95**	$ **(0.10)**
Weighted average shares outstanding				
Basic	390,915	389,218	390,529	389,001
Diluted	397,157	393,908	394,414	391,435
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.27	$ 0.27

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended December 2025 relate to the 13-week and 39-week fiscal periods ended December 27, 2025, and all references to periods ended December 2024 relate to the 13-week and 39-week fiscal periods ended December 28, 2024. References to March 2025 relate to information as of March 29, 2025.

[(a)] Amounts have been calculated using unrounded numbers.

VF Q3'26 EARNINGS | 24

Condensed Consolidated Balance Sheets (Unaudited) (In thousands) December 2025 March 2025 December 2024 ASSETS Current assets Cash and cash equivalents $ 1,466,469 $ 429,382 $ 1,369,376 Accounts receivable, net 1,415,884 1,321,663 1,343,286 Inventories 1,658,700 1,627,025 1,794,517 Other current assets 441,059 408,028 514,301 Total current assets 4,982,112 3,786,098 5,021,480 Property, plant and equipment, net 687,504 720,879 718,481 Goodwill and intangible assets, net 2,066,278 2,314,093 2,341,101 Operating lease right-of-use assets 1,364,407 1,262,319 1,268,425 Other assets 1,331,328 1,294,147 1,204,735 Total assets $ 10,431,629 $ 9,377,536 $ 10,554,222 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Short-term borrowings $ 10,522 $ 11,916 $ 12,807 Current portion of long-term debt 588,196 540,579 750,504 Accounts payable 1,014,363 789,570 1,007,814 Accrued liabilities 1,604,003 1,355,788 1,455,786 Total current liabilities 3,217,084 2,697,853 3,226,911 Long-term debt 3,556,932 3,425,650 3,884,564 Operating lease liabilities 1,183,051 1,079,182 1,103,594 Other liabilities 690,119 687,492 658,923 Total liabilities 8,647,186 7,890,177 8,873,992 Stockholders' equity 1,784,443 1,487,359 1,680,230 Total liabilities and stockholders' equity $ 10,431,629 $ 9,377,536 $ 10,554,222 25Q3’26 EARNINGS

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands) Nine Months Ended December 2025 2024 Operating activities Net income (loss) $ 374,202 $ (38,928) Loss from discontinued operations, net of tax — (258,519) Income from continuing operations, net of tax 374,202 219,591 Impairment of goodwill and intangible assets 30,716 51,000 Depreciation and amortization 213,046 186,468 Reduction in the carrying amount of right-of-use assets 265,024 266,823 Other adjustments, including changes in operating assets and liabilities (245,020) (114,337) Cash provided by operating activities - continuing operations 637,968 609,545 Cash provided by operating activities - discontinued operations — 26,747 Cash provided by operating activities 637,968 636,292 Investing activities Proceeds from sale of businesses, net of cash sold 600,524 1,485,951 Proceeds from sale of assets 764 88,062 Capital expenditures (87,318) (64,299) Software purchases (37,165) (29,202) Other, net (19,138) (30,026) Cash provided by investing activities - continuing operations 457,667 1,450,486 Cash used by investing activities - discontinued operations — (4,413) Cash provided by investing activities 457,667 1,446,073 Financing activities Net decrease from short-term borrowings and long-term debt (15,202) (1,251,960) Cash dividends paid (105,508) (105,094) Proceeds from issuance of Common Stock, net of payments for tax withholdings (5,142) (2,628) Cash used by financing activities (125,852) (1,359,682) Effect of foreign currency rate changes on cash, cash equivalents and restricted cash 78,300 (28,331) Net change in cash, cash equivalents and restricted cash 1,048,083 694,352 Cash, cash equivalents and restricted cash – beginning of year 431,475 676,957 Cash, cash equivalents and restricted cash – end of period $ 1,479,558 $ 1,371,309 Q3’26 EARNINGS 26

Supplemental Financial Information
Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December				Nine Months Ended December			
	2025	2024	% Change	% Change Constant Currency*	2025	2024	% Change	% Change Constant Currency*
Revenues:								
Outdoor segment	$ 1,926,008	$ 1,780,276	8%	5%	$ 4,401,953	$ 4,100,628	7%	5%
Active segment	671,835	716,549	(6%)	(9%)	2,132,272	2,317,819	(8%)	(10%)
All Other [a]	277,958	337,087	(18%)	(20%)	904,948	942,473	(4%)	(6%)
Total revenues	**$ 2,875,801**	**$ 2,833,912**	**1%**	**(1%)**	**$ 7,439,173**	**$ 7,360,920**	**1%**	**(1%)**
Segment profit (loss):								
Outdoor segment	$ 407,726	$ 389,155			$ 666,196	$ 594,406		
Active segment	(4,622)	6,668			117,964	171,584		
Total segment profit	**403,104**	**395,823**			**784,160**	**765,990**		
Impairment of goodwill and intangible assets	(30,716)	(51,000)			(30,716)	(51,000)		
Corporate and other income (expenses) [b]	10,030	(142,202)			(190,202)	(395,959)		
Interest expense, net	(34,611)	(36,516)			(121,940)	(120,151)		
"All Other" profit [a]	15,052	30,564			63,245	62,891		
Income from continuing operations before income taxes	**$ 362,859**	**$ 196,669**			**$ 504,547**	**$ 261,771**		

* Refer to constant currency definition on the following slides.

[a] Results for the "All Other" category are included as a reconciling item between the Company's reportable segments and its consolidated results of operations and it is not a reportable segment. "All Other" includes the following brands: *Dickies®* (through the date of sale), *Altra®*, *Smartwool®*, *Napapijri®* and *Icebreaker®*.

[b] An estimated pre-tax gain on the sale of Dickies of $139.1 million was recorded in the other income (expense), net line item in the Consolidated Statements of Operations for the three and nine months ended December 2025. In addition, a pension settlement charge of $34.0 million related to the termination of the U.S. qualified plan was recorded in the other income (expense), net line item in the Consolidated Statements of Operations for the three and nine months ended December 2025.

Q3'26 EARNINGS 27

Supplemental Financial Information
Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Three Months Ended December 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Revenues:			
Outdoor segment	$ 1,926,008	$ (53,668)	$ 1,872,340
Active segment	671,835	(17,774)	654,061
All Other	277,958	(6,736)	271,222
Total revenues	**$ 2,875,801**	**$ (78,178)**	**$ 2,797,623**
Segment profit (loss):			
Outdoor segment	$ 407,726	$ (11,820)	$ 395,906
Active segment	(4,622)	(1,645)	(6,267)
Total segment profit	**403,104**	**(13,465)**	**389,639**
Impairment of goodwill	(30,716)	—	(30,716)
Corporate and other income (expenses) [(a)]	10,030	397	10,427
Interest expense, net	(34,611)	(479)	(35,090)
"All Other" profit	15,052	(141)	14,911
Income from continuing operations before income taxes	**$ 362,859**	**$ (13,688)**	**$ 349,171**
Diluted earnings per share change from continuing operations	**76%**	**(6%)**	**70%**

[(a)] An estimated pre-tax gain on the sale of Dickies of $139.1 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended December 2025. In addition, a pension settlement charge of $34.0 million related to the termination of the U.S. qualified plan was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended December 2025.

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Q3'26 EARNINGS | 28

Supplemental Financial Information
Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Nine Months Ended December 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Revenues:			
Outdoor segment	$ 4,401,953	$ (103,023)	$ 4,298,930
Active segment	2,132,272	(41,285)	2,090,987
All Other	904,948	(18,495)	886,453
Total revenues	**$ 7,439,173**	**$ (162,803)**	**$ 7,276,370**
Segment profit:			
Outdoor segment	$ 666,196	$ (18,815)	$ 647,381
Active segment	117,964	(6,258)	111,706
Total segment profit	**784,160**	**(25,073)**	**759,087**
Impairment of goodwill	(30,716)	—	(30,716)
Corporate and other expenses [(a)]	(190,202)	1,017	(189,185)
Interest expense, net	(121,940)	(1,473)	(123,413)
"All Other" profit	63,245	(2,103)	61,142
Income from continuing operations before income taxes	**$ 504,547**	**$ (27,632)**	**$ 476,915**
Diluted earnings per share change from continuing operations	**69%**	**(11%)**	**58%**

[(a)] An estimated pre-tax gain on the sale of Dickies of $139.1 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the nine months ended December 2025. In addition, a pension settlement charge of $34.0 million related to the termination of the U.S. qualified plan was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the nine months ended December 2025.

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF Q3'26 EARNINGS | 29

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2025

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2025	As Reported under GAAP	Reinvent [a]	Impairment and Pension Settlement Charge [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 2,875,801	$ —	$ —	$ —	$ 2,875,801	$ 55,747	$ 2,820,054
Gross profit	1,628,341	214	—	—	1,628,555	21,475	1,607,080
Percent	*56.6%*				*56.6%*		*57.0%*
Selling, general and administrative expenses	1,308,571	(4,885)	—	(8,173)	1,295,513	29,430	1,266,083
Percent	*45.5%*				*45.0%*		*44.9%*
Operating income (loss)	289,054	5,099	30,716	8,173	333,042	(7,955)	340,997
Percent	*10.1%*				*11.6%*		*12.1%*
Diluted earnings (loss) per share from continuing operations [e]	0.76	0.01	0.14	(0.34)	0.56	(0.01)	0.58

Nine Months Ended December 2025	As Reported under GAAP	Reinvent [a]	Impairment and Pension Settlement Charge [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 7,439,173	$ —	$ —	$ —	$ 7,439,173	$ 309,255	$ 7,129,918
Gross profit	4,039,787	4,257	—	—	4,044,044	136,662	3,907,382
Percent	*54.3%*				*54.4%*		*54.8%*
Selling, general and administrative expenses	3,494,006	(47,107)	—	(10,194)	3,436,705	125,428	3,311,277
Percent	*47.0%*				*46.2%*		*46.4%*
Operating income	515,065	51,364	30,716	10,194	607,339	11,235	596,104
Percent	*6.9%*				*8.2%*		*8.4%*
Diluted earnings per share from continuing operations [e]	0.95	0.10	0.14	(0.34)	0.85	0.02	0.83

See notes on next slide.

Q3'26 EARNINGS | 30

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2025 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $5.1 million and $51.4 million in the three and nine months ended December 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $8.1 million and $25.3 million in the three and nine months ended December 2025, respectively. Reinvent resulted in a net tax benefit of $1.6 million and $11.9 million in the three and nine months ended December 2025, respectively. The Company incurred $207.7 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027. (b) VF recognized a non-cash impairment charge related to the Napapijri reporting unit goodwill of $30.7 million during the three and nine months ended December 2025. A non-cash pension settlement charge of $34.0 million was recorded in the other income (expense), net line item during the three and nine months ended December 2025. The pension settlement charge resulted from lump-sum payments of retirement benefits due to the termination of the U.S. qualified plan, which is expected to be completed by the end of Fiscal 2026. The impairment and pension settlement charge resulted in a net tax benefit of $9.4 million in the three and nine months ended December 2025. (c) Transaction and deal related activities include costs associated with the divestiture of Dickies, which totaled $8.2 million and $10.2 million for the three and nine months ended December 2025, respectively. Additionally, the activities include an estimated pre-tax gain on sale related to the divestiture of Dickies totaling $139.1 million recorded in the other income (expense), net line item in the Consolidated Statements of Operations in the three and nine months ended December 2025. The transaction and deal related activities resulted in a net tax benefit of $5.4 million and $5.9 million in the three and nine months ended December 2025, respectively. (d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and nine months ended December 2025 on an adjusted basis. This column excludes transaction and deal related costs as described above. The adjusted contribution from Dickies resulted in a net tax benefit of $2.6 million and a net tax expense of $3.3 million for the three and nine months ended December 2025, respectively. (e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings (loss) per share impacts were calculated using 397,157,000 and 394,414,000 weighted average common shares for the three and nine months ended December 2025, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, an impairment and pension settlement charge and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non- GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures. Q3’26 EARNINGS 31

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2024

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2024	As Reported under GAAP	Reinvent [a]	Impairment Charge [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 2,833,912	$ —	$ —	$ —	$ 2,833,912	$ 133,599	$ 2,700,313
Gross profit	1,595,174	—	—	—	1,595,174	59,038	1,536,136
Percent	*56.3%*				*56.3%*		*56.9%*
Selling, general and administrative expenses	1,318,397	(47,282)	—	—	1,271,115	53,450	1,217,665
Percent	*46.5%*				*44.9%*		*45.1%*
Operating income	225,777	47,282	51,000	—	324,059	5,588	318,471
Percent	*8.0%*				*11.4%*		*11.8%*
Diluted earnings per share from continuing operations [e]	0.43	0.09	0.10	—	0.62	0.01	0.61

Nine Months Ended December 2024	As Reported under GAAP	Reinvent [a]	Impairment Charge [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 7,360,920	$ —	$ —	$ —	$ 7,360,920	$ 402,793	$ 6,958,127
Gross profit	3,941,409	412	—	—	3,941,821	172,726	3,769,095
Percent	*53.5%*				*53.6%*		*54.2%*
Selling, general and administrative expenses	3,513,749	(105,998)	—	(490)	3,407,261	151,604	3,255,657
Percent	*47.7%*				*46.3%*		*46.8%*
Operating income	376,660	106,410	51,000	490	534,560	21,123	513,437
Percent	*5.1%*				*7.3%*		*7.4%*
Diluted earnings per share from continuing operations [e]	0.56	0.20	0.10	—	0.87	0.05	0.82

See notes on next slide.

Q3'26 EARNINGS | 32

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2024 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $47.3 million and $106.4 million in the three and nine months ended December 2024, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $28.9 million and $60.0 million in the three and nine months ended December 2024, respectively. Reinvent resulted in a net tax benefit of $12.0 million and $26.7 million in the three and nine months ended December 2024, respectively. (b) VF recognized a non-cash impairment charge related to the Dickies indefinite-lived trademark intangible asset of $51.0 million during the three and nine months ended December 2024. The impairment charge resulted in a net tax benefit of $10.5 million in the three and nine months ended December 2024. Because Dickies is not considered a discontinued operation, the impairment is considered an adjustment to derive the Adjusted non-GAAP measure. (c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the nine months ended December 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the nine months ended December 2024. (d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and nine months ended December 2024 on an adjusted basis. This column excludes a noncash impairment charge as described above. The adjusted contribution from Dickies resulted in a net tax expense of $1.1 million and $4.1 million for the three and nine months ended December 2024, respectively. (e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 393,908,000 and 391,435,000 weighted average common shares for the three and nine months ended December 2024, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, an impairment charge and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non- GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures. Q3’26 EARNINGS 33

Supplemental Financial Information Top 3 Brand Revenue Information (Unaudited) Three Months Ended December 2025 Nine Months Ended December 2025 Top 3 Brand Revenue Growth Americas EMEA APAC Global Americas EMEA APAC Global The North Face® % Change 15% 5% (1%) 8% 7% 9% 5% 7% % Change Constant Currency* 15% (2%) (3%) 5% 7% 2% 5% 5% Vans® % Change (7%) (6%) (20%) (8%) (10%) (7%) (19%) (10%) % Change Constant Currency* (8%) (13%) (20%) (10%) (10%) (13%) (19%) (12%) Timberland® % Change 9% 13% (7%) 8% 11% 10% (6%) 8% % Change Constant Currency* 9% 4% (8%) 5% 11% 3% (7%) 5% * Refer to constant currency definition on previous slides. Q3’26 EARNINGS 34

Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended December 2025				Nine Months Ended December 2025			
Geographic Revenue Growth	% Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]	% Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]
Americas	2%	2%	6%	6%	0%	0%	1%	1%
EMEA	4%	(4%)	5%	(3%)	5%	(2%)	6%	(1%)
APAC	(6%)	(7%)	(4%)	(4%)	(2%)	(2%)	(1%)	(1%)
Greater China	(6%)	(8%)	(5%)	(6%)	(4%)	(5%)	(4%)	(4%)
International	2%	(4%)	3%	(2%)	3%	(1%)	4%	(1%)
Global	**1%**	**(1%)**	**4%**	**2%**	**1%**	**(1%)**	**2%**	**0%**

	Three Months Ended December 2025				Nine Months Ended December 2025			
Channel Revenue Growth	% Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]	% Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]
Wholesale [b]	**(1%)**	**(5%)**	**3%**	**(1%)**	**1%**	**(1%)**	**3%**	**0%**
Direct-to-consumer	**4%**	**1%**	**6%**	**3%**	**1%**	**(1%)**	**2%**	**0%**
Digital	8%	6%	12%	10%	4%	2%	7%	4%

	As of December	
VF-Operated Stores [c]	2025	2024
Total	1,107	1,160

* Refer to constant currency definition on previous slides.

[a] Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" slides.

[b] Royalty revenues are included in the wholesale channel for all periods.

[c] Does not include concession stores.

VF

Q3'26 EARNINGS | 35